UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Nuveen Pennsylvania Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Pennsylvania Quality Municipal Income Fund (NQP)

Nuveen New Jersey Quality Municipal Income Fund (NXJ)

Important Information Regarding 2024 Shareholder Meetings

The annual meetings of shareholders (each a “Annual Meeting”) of Nuveen Pennsylvania Quality Municipal Income Fund (NYSE: NQP) and Nuveen New Jersey Quality Municipal Income Fund (NYSE: NXJ) (each a “Fund”) have been scheduled for December 19, 2024.

At the Annual Meeting, shareholders will be asked to vote for the election of trustees to the Board of Trustees as follows:

(i)

three (3) trustees to be elected by holders of common shares and preferred shares, voting together as a single class, to serve as Class III Trustees for a term expiring at the annual meeting of shareholders to be held in 2027 or until their successors have been duly elected and qualified; and

(ii)

two (2) trustees to be elected by holders of preferred shares, voting separately as a single class, for a term expiring at the annual meeting of shareholders to be held in 2025 or until their successors have been duly elected and qualified.

Shareholders of record at the close of business on September 20, 2024 are entitled to notice of and to vote at each Fund’s Annual Meeting.

* * *

This communication is not a solicitation of a proxy from any Fund shareholder. The Board of Trustees of each Fund will present its recommendation regarding proposals to be considered at the Annual Meeting and trustee nominees in such Fund’s proxy statement and other materials, to be filed with the Securities and Exchange Commission (the “SEC”) and made available to all shareholders eligible to vote at the Annual Meeting. Promptly after filing its definitive proxy statement in connection with the solicitation of proxies for the Annual Meeting (the “2024 Proxy Statement”) with the SEC, each Fund will mail its 2024 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting.

Fund shareholders do not need to take any action at this time.

Important Information

Each Fund, its trustees and executive officers and certain officers and employees of Nuveen may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting.

Information concerning the trustees and executive officers of each Fund is set forth in such Fund’s definitive proxy statement for its 2023 Annual Meeting of Shareholders filed on November 2, 2023 (the “2023 Proxy Statement”), and in such Fund’s annual report for the fiscal year ended February 29, 2024. As set forth in the 2023 Proxy Statement, as of August 14, 2023, each trustee’s individual beneficial shareholdings of each Fund constitutes less than 1% of the outstanding shares of such Fund and the trustees and executive officers of each Fund as a group beneficially own less than 1% of the outstanding shares of such Fund. Additional information regarding the interests of such potential participants will be included in the 2024 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meetings.

Promptly after filing its definitive 2024 Proxy Statement with the SEC, each Fund will mail the definitive 2024 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THEIR FUND WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the 2024 Proxy Statement and any amendments or supplements thereto and any other documents (including the WHITE proxy card) filed by each Fund with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information, or by contacting their Fund by phone at 1-800-257-8787 or by mail at 333 West Wacker Drive, Chicago, Illinois 60606.

FORWARD LOOKING STATEMENTS

Certain statements made herein are forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to:

•	market developments;

•	legal and regulatory developments; and

•	other additional risks and uncertainties.

Nuveen and the closed-end funds managed by Nuveen and its affiliates undertake no responsibility to update publicly or revise any forward-looking statement.

For more information, please visit Nuveen’s CEF homepage www.nuveen.com/closed-end-funds or contact:

Advisors 800-752-8700	Investors 800-257-8787	Media media-inquiries@nuveen.com

About Nuveen

Nuveen, the investment management arm of TIAA, offers a comprehensive range of outcome-focused investment solutions designed to secure the long-term financial goals of institutional and individual investors. Nuveen has more than $1.2 trillion in assets under management as of June 30, 2024 and operations in 27 countries. Its affiliates offer deep expertise across a comprehensive range of traditional and alternative investments through a wide array of vehicles and customized strategies. For more information, please visit www.nuveen.com.

Nuveen Securities, LLC, member FINRA and SIPC.

The information contained on the Nuveen website is not a part of this communication.